2001 Bryan St, Suite 1600 Dallas, TX 75201 Phone 214.880.3500 Fax 214.880.3599

Builders FirstSource Increases Stock Repurchase Plan by $1 Billion

DALLAS – November 28, 2022 – Builders FirstSource, Inc. (NYSE: BLDR) (“BFS” or the “Company”), the nation’s largest supplier of structural building products and value-added components and services, today announced that its Board of Directors approved an increase to the Company’s existing stock repurchase plan in the amount of $1 billion, for a total of approximately $1.5 billion inclusive of the remaining outstanding authorization at the end of the third quarter of 2022.

“The Board’s decision to increase the buyback program reflects our strong conviction in Builders FirstSource and our strategy to create shareholder value over the long term,” said Dave Rush, Builders FirstSource’s Interim Chief Executive Officer. “Our market-leading position, differentiated customer value proposition and operating excellence all position us well to continue to outperform and generate strong free cash flow. Today’s announcement supports our capital deployment priorities of growing organically and inorganically and returning capital to our shareholders.”

As previously reported on November 8, 2022, under the share repurchase programs authorized by the Board of Directors since August of 2021, the Company repurchased a total of 61.0 million shares of common stock, or approximately 29.5% of the Company’s total shares outstanding, at an average price of $62.23 per share for an aggregate investment of $3.8 billion. Since that time, the Company has repurchased an additional approximately 1.1 million shares for $68 million at an average price of $63.05 per share.

The timing and amount of any share repurchases under the share repurchase program will be determined by Builders FirstSource in its discretion based on ongoing assessments of the capital needs of the business, the market price of Builders FirstSource’s common stock and general market conditions. Share repurchases under the program may be made through a variety of methods, which may include open market purchases, in block trades, accelerated share repurchase transactions, trading plans in accordance with Rule 10b-5 or Rule 10b-18 under the Exchange Act, or any combination of such methods. The program does not obligate Builders FirstSource to acquire any particular amount of its common stock, and the share repurchase program may be suspended or discontinued at any time at the Company’s discretion.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 42 states with approximately 575 locations. For more information, visit www.bldr.com.

Forward-Looking Statements

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about outlook for 2022, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results or events may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource on the date this release was submitted. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control or may be currently unknown to the Company, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to macroeconomic conditions, the Company’s acquisitions and continued ability to identify and consummate attractive acquisitions, the Company’s growth strategies, including gaining market share and its digital strategies, the CEO transition, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, which in turn is dependent on economic conditions, lumber prices and the economy, including interest rates, inflation and labor and supply shortages. Builders FirstSource may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and may also be described from time to time in the other reports Builders FirstSource files with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Investor Contact

Michael Neese

SVP, Investor Relations

Builders FirstSource, Inc.

(214) 765-3804

Media Contact

ICR for Builders FirstSource, Inc.

bldr@icrinc.com